Ex 99.1

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
441-299-9375
www.assuredguaranty.com

Press Release

Assured Guaranty Ltd. Reports Third Quarter 2005 Net Income

of $39.2 Million

Hamilton, Bermuda, November 3, 2005 — Assured Guaranty Ltd. (NYSE: AGO) reported net income for the third quarter ended September 30, 2005 of $39.2 million, or $0.53 per diluted share, a decrease of 12% compared with net income of $44.5 million, or $0.59 per diluted share, in the third quarter of 2004.  The decline in net income was due primarily to a reduction in after tax unrealized gains on derivative instruments from $10.1 million in the third quarter of 2004 to $0.2 million in the third quarter of 2005.

Operating income, a non-GAAP financial measure, for the third quarter of 2005 was $38.9 million, or $0.52 per diluted share, an increase of 16% from $33.6 million, or $0.45 per diluted share, in the third quarter of 2004.  See “Explanation of Non-GAAP Financial Measures” below.  The growth in operating income was the result of an increase in the Company’s consolidated underwriting gain versus the prior year period.

Dominic Frederico, President and Chief Executive Officer of Assured Guaranty Ltd., commented, “Assured Guaranty continues to gain traction in the financial guaranty market.  During the quarter we underwrote our first future flow transaction and our first home equity line of credit securitization, expanding our asset class market presence.  Our year-to-date new business production clearly demonstrates the growing  demand for our guaranty from U.S. and global investors and issuers.”

Analysis of Net Income
($ in millions)

	3Q-05	3Q-04	% Change
Net income	$39.2	$44.5	(12)%
Less: After-tax realized gains on investments	0.1	0.8	(88)%
Less: After-tax unrealized gains on derivatives	0.2	10.1	(98)%
Operating income	$38.9	$33.6	16%

Weighted average shares outstanding (in millions):
Basic	73.9	75.0	(1)%
Diluted	74.5	75.0	(1)%

Per Diluted Share

	3Q-05
3Q-04
			% Change
Net income	$0.53	$0.59	(10)%
Less: After-tax realized gains on investments	—	0.01	NMF
Less: After-tax unrealized gains on derivatives	0.01	0.13	(92)%
Operating income	$0.52	$0.45	16%

To assist analysts and investors in evaluating the Company’s financial results, this press release references several non-GAAP financial measures.  These non-GAAP financial measures are defined in the “Explanation of Non-GAAP Financial Measures” section of this press release. In each case, the most directly comparable GAAP financial measure is presented and a reconciliation of the non-GAAP financial measure and GAAP measure is provided. This presentation is consistent with the way that Company management, analysts and investors evaluate the Company’s financial results and is comparable to the earnings per share estimates published by analysts in their research reports on the Company.  The non-GAAP financial measures included in this press release are: operating income, present value of financial guaranty and mortgage guaranty gross written premiums (“PVP”), net present value of estimated future installment premiums in force and adjusted book value.

Income Statement Highlights:

Net Written Premiums by Segment

($ in millions)

	3Q-05	3Q-04	% Change
Financial guaranty direct	$24.2	$14.1	72%
Mortgage guaranty	1.7	5.3	(68)%
Financial guaranty reinsurance	27.3	35.6	(23)%
Total financial guaranty	53.2	55.0	(3)%
Other	—	—	—
Total	$53.2	$55.0	(3)%

Net written premiums in the third quarter of 2005 were $53.2 million, down 3% over the third quarter of 2004. On a segment basis, net written premiums in the financial guaranty direct segment were $24.2 million, up 72% over the prior year period, reflecting growth in both public and structured finance premiums.  Mortgage guaranty net written premiums were $1.7 million, down 68% compared to $5.3 million in the prior year period, which included premiums received on several contracts that are no longer in force.  Net written premiums in the financial guaranty reinsurance segment for the quarter were $27.3 million, a decline of 23% over the prior year period, due to lower upfront premiums, principally on public finance reinsurance.  The other segment, which includes businesses sold or discontinued as part of our IPO, has not generated net written or earned premiums since the end of the second quarter of 2004.

Net Earned Premiums by Segment

($ in millions)

	3Q-05	3Q-04	% Change
Financial guaranty direct	$18.3	$16.5	11%
Mortgage guaranty	4.3	5.1	(16)%
Financial guaranty reinsurance	32.0	31.9	—
Total financial guaranty	54.5	53.4	2%
Other	—	—	—
Total	$54.5	$53.4	2%

Net earned premiums in the third quarter of 2005 were $54.5 million, up 2% over the third quarter of 2004.  On a segment basis, financial guaranty direct net earned premiums in the third quarter of 2005 were $18.3 million, up 11% compared to $16.5 million in the third quarter of 2004, which included $1.6 million of net earned premiums from the Company’s single name credit default swap business that was sold in the first quarter of 2005.  Mortgage guaranty net earned premiums in the third quarter of 2005 declined to $4.3 million from $5.1 million in the third quarter of 2004, primarily due to the run-off of the Company’s quota share mortgage guaranty reinsurance treaties.  Financial guaranty reinsurance net earned premiums, including municipal bond refundings, in the third quarter of 2005 were $32.0 million compared to $31.9 million reported in the third quarter of 2004.  Municipal bond refunding net earned premiums were $4.8 million ($0.03 per diluted share) in the third quarter of 2005 compared with $5.2 million ($0.03 per diluted share) in the third quarter of 2004.

Underwriting Results by Segment

($ in millions)

	3Q-05	3Q-04	% Change
Underwriting gain:
Financial guaranty direct	$10.8	$7.8	38%
Mortgage guaranty	1.9	7.7	(75)%
Financial guaranty reinsurance	11.3	4.5	151%
Total financial guaranty	24.0	20.0	20%
Other	1.3	—	NMF
Total	$25.3	$20.0	27%

Assured Guaranty reported a consolidated underwriting gain in the third quarter of 2005 of $25.3 million, up 27% compared to an underwriting gain of $20.0 million in the third quarter of 2004.  The third quarter of 2004 included $1.8 million of loss expenses incurred ($0.1 million after-tax) due to refinements in our portfolio loss reserve methodology.

On a segment basis, the underwriting gain for the financial guaranty direct segment in the third quarter of 2005 was $10.8 million, up 38% from $7.8 million in the third quarter of 2004 that included $1.5 million in loss expenses that resulted from refinements of our portfolio loss reserve methodology during the quarter.  The mortgage guaranty segment’s underwriting results in the third quarter of 2005 declined to $1.9 million from $7.7 million in the third quarter of 2004 that included a $5.5 million benefit that resulted from refinements in our portfolio reserve methodology due to a rating agency review of the transactions in our mortgage guaranty segment.  The underwriting gain for the financial guaranty reinsurance segment in the third quarter of 2005 rose 151% to $11.3 million from $4.5 million in the third quarter of 2004 that included loss expenses incurred of $5.8 million related to the refinements in our portfolio loss reserve methodology.

Shareholders’ Equity Highlights:

(amounts in millions except per share data)

	As of
	September 30, 2005	December 31, 2004
Book value	$1,633.6	$1,527.6
Net UPR less DAC - after-tax (1)	304.6	268.6
Net present value of installment premiums in-force - after-tax (2)	306.3	297.1
Adjusted book value	$2,244.6	$2,093.3

Shares outstanding at the end of period (in millions)	74.9	75.7

Book value per share outstanding:
Book value	$21.81	$20.19
Net UPR less DAC - after-tax (1)	4.07	3.55
Net present value of installment premiums in-force - after-tax (2)	4.09	3.93
Adjusted book value	$29.96	$27.67

(1)	Unearned premium reserve (UPR) less pre-paid reinsurance premiums and deferred acquisition costs (DAC), all after-tax.

(2)	Due to reporting lag by our ceding companies, the present value of estimated installment premiums in force in our reinsurance segment is reported on a one-quarter lag.

At September 30, 2005, the Company’s book value per share was $21.81, an increase of 8% over the book value of $20.19 reported at December 31, 2004. The increase was primarily the result of the net income the Company has earned since year-end 2004, which was slightly offset by a reduction in accumulated other comprehensive income.  Adjusted book value per share, a non-GAAP financial measure, at September 30, 2005 was $29.96, up 8% from December 31, 2004, reflecting the growth since year-end 2004 in book value, net unearned premium reserves and net after-tax present value of estimated installment premiums in force, a non-GAAP financial measure.

New Business Production:

Analysis of Present Value of Financial Guaranty and Mortgage Guaranty Gross
Written Premiums (“PVP”)

($ in millions)

	Three Months Ended
	September 30,
	2005	2004
Premium analysis:
Gross written premiums (GWP) analysis:
Present value of financial guaranty & mortgage guaranty GWP (PVP) (1)
Financial guaranty direct	$39.4	$7.9
Mortgage guaranty	—	1.1
Financial guaranty reinsurance	22.5	38.9
Total PVP	$61.9	$48.0
Less: Installment premium PVP	40.3	23.5
Upfront financial guaranty & mortgage guaranty GWP	21.6	24.5
Plus: Installment GWP	32.3	32.5
Financial guaranty & mortgage guaranty GWP	53.9	57.0
Other segment GWP	21.6	5.2
Total gross written premiums	$75.6	$62.2

(1). Due to reporting lags by our ceding companies, PVP for installment premiums from our financial guaranty reinsurance segment is reported on a one-quarter lag.

In the third quarter of 2005, new business production as measured by PVP, a non-GAAP financial measure, rose to $61.9 million, up 29% from the $48.0 million written in the third quarter of 2004.  The financial guaranty direct segment generated $39.4 million of PVP, a 399% increase over third quarter 2004 PVP of $7.9 million, reflecting the expansion of both the public and structured finance businesses.  The financial guaranty reinsurance segment’s third quarter 2005 PVP was $22.5 million, a 42% decrease from the segment’s third quarter 2004 PVP of $38.9 million, which included $9.4 million in PVP on two reinsurance contracts that are no longer in force.  Excluding these two contracts from the third quarter of 2004, financial guaranty reinsurance PVP declined 24% due to lower business ceded by one of our reinsurance clients.  The Company did not write any new mortgage guaranty contracts in the quarter, and thus no PVP was recorded, as contrasted to the third quarter of 2004 when one contract for PVP of $1.1 million was written.

Dividend: Earlier today, Assured Guaranty’s Board of Directors declared a regular quarterly dividend of U.S. $0.03 per common share.  The dividend is payable on December 8, 2005 to shareholders of record at the close of business on November 17, 2005.

Investor Conference Call:  The Company will host a conference call for investors at 8:30 a.m. Eastern Time (9:30 a.m. Atlantic Time) on Friday, November 4, 2005.  The earnings conference call will be available via live and archived webcast in the Investor Information section of the Company’s website at http://www.assuredguaranty.com or by dialing 1-800-706-7748 (in the U.S.) or 1-617-614-3473 (International), passcode 25328277.  A replay of the call will be available through December 4, 2005.  To listen to the replay dial: 1-888-286-8010 (in the U.S.) or 1-617-801-6888 (International), passcode 34984651.

Please refer to Assured Guaranty Ltd.’s Third Quarter 2005 Financial Supplement, which is posted on the Company’s website at http://www.assuredguaranty.com/investor/supplement.html, for more information on the Company’s individual segment performance, financial guaranty portfolios, investment portfolio and other items.

Assured Guaranty Ltd. is a Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, structured finance and mortgage markets.  More information can be found at www.assuredguaranty.com.

Explanation of Non-GAAP Financial Measures:

The following section describes why the non-GAAP financial measures presented in this press release are useful for investors.

Operating income, which is a non-GAAP financial measure, is defined as net income excluding after-tax realized gains (losses) on investments and after-tax unrealized gains (losses) on derivative financial instruments.  We believe the presentation of operating income enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business.  We exclude net realized gains (losses) on investments and net unrealized gains (losses) on derivative financial instruments because the amount of these gains (losses) is heavily influenced by, and fluctuates in part according to, market interest rates, credit spreads and other factors that management cannot control or predict.  This measure should not be viewed as a substitute for net income determined in accordance with GAAP.

Adjusted book value, which is a non-GAAP financial measure, is derived by beginning with shareholder’s equity (book value) and adding or subtracting the after-tax value of the financial guaranty and mortgage guaranty unearned premium reserve net of prepaid reinsurance premiums and deferred acquisition costs and the after-tax value of the present value of estimated future installment premiums (discounted at 6%), net of reinsurance.  The adjustments described above will be realized in future periods, but may differ materially from the amounts used in determining current estimated adjusted book value due to changes in market interest rates, refunding activity, pre-payment speeds and other factors that management cannot control or predict.  Management, investors and analysts use the calculation of adjusted book value to evaluate the net present value of the Company’s in-force premium and capital base.

Present value of estimated installment premiums in-force, which is a non-GAAP financial measure, represents our estimated future premiums on our in-force book of installment premium business in our financial guaranty direct, financial guaranty reinsurance and mortgage guaranty segments.  Estimated future premiums may change from period to period due to changes in insured par outstanding that management cannot control or predict due to prepayments or amortizations differing from previous estimates or due to a change in future estimates due to market conditions, interest rates or other factors.  It is calculated net of reinsurance ceded and using a discount rate of 6%.  We believe present value of estimated installment premiums is a useful measure for management, equity analysts and investors because it permits the evaluation of future estimated installment premiums, similar to the GAAP financial measure of unearned premium reserves, net of reinsurance.

PVP, which is a non-GAAP financial measure, represents gross premiums and fees related to financial guaranty and mortgage guaranty contracts written in the current period, including upfront and installment premiums received on contracts written in the current period and the present value of estimated future installment premiums, discounted at 6% per year.   We use 6% as the present value discount, because it is the approximate taxable equivalent yield on our investment portfolio for the periods presented. We believe PVP is a useful measure for management, equity analysts and investors because it permits the evaluation of the value of new business production for Assured Guaranty by taking into account the value of installment premiums on new contracts underwritten in a reporting period, which the GAAP gross premiums written does not adequately measure.  Actual future net earned or written premiums may differ from PVP due to factors that management cannot control or predict, such as prepayments, amortizations, refundings, or defaults that may or may not be influenced by market interest rates, credit defaults or other factors.

Assured Guaranty Ltd.

Consolidated Income Statements

	Three Months Ended
	September 30,
	2005	2004
	(dollars in millions)
Revenues
Gross written premiums	$75.6	$62.2
Net written premiums	53.2	55.0

Net earned premiums	54.5	53.4

Net investment income	24.4	23.2
Other income	0.1	—
Total revenues	$79.0	$76.6

Expenses
Loss and loss adjustment expenses	(0.8)	4.2
Profit commission expense	2.0	1.1
Acquisition costs	13.0	14.2
Other operating expenses	15.0	14.0
Other expenses	4.1	3.4
Total expenses	$33.3	$36.9

Income before provision for income taxes	45.7	39.7

Total provision for income taxes	6.8	6.1

Operating income *	$38.9	$33.6

After-tax net realized investment gains	0.1	0.8

After-tax unrealized gains on derivative financial instruments	0.2	10.1

Net income	$39.2	$44.5

 * Net income excluding after-tax net realized investment gains and net unrealized gains on derivative financial instruments.

Assured Guaranty Ltd.

Consolidated Balance Sheets

	As of:
	September 30,	December 31,
	2005	2004
	(dollars in millions)

Assets
Fixed maturity securities, at fair value	$2,192.5	$1,965.1
Short-term investments, at cost which approximates market	62.8	175.8
Total investments	2,255.3	2,140.9

Cash and cash equivalents	7.1	17.0
Accrued investment income	22.7	21.9
Deferred acquisition costs	190.0	186.4
Prepaid reinsurance premiums	12.9	15.2
Reinsurance recoverable on ceded losses	107.2	120.2
Premiums receivable	33.4	40.8
Goodwill	85.4	85.4
Unrealized gains on derivative financial instruments	34.8	43.9
Other assets	18.0	22.3
Total assets	$2,766.7	$2,694.0

Liabilities and shareholders’ equity
Liabilities
Unearned premium reserves	$527.9	$521.3
Reserves for losses and loss adjustment expenses	201.2	226.5
Profit commissions payable	47.3	61.7
Reinsurance balances payable	17.9	25.1
Current income taxes	12.4	—
Deferred income taxes	17.7	40.1
Funds held by Company under reinsurance contracts	55.1	50.8
Long-term debt	197.3	197.4
Other liabilities	56.2	43.7
Total liabilities	1,133.1	1,166.4

Shareholders’ equity
Common stock	0.7	0.8
Treasury stock	(7.9)	(7.9)
Additional paid-in capital	885.4	894.2
Unearned stock grant compensation	(9.4)	(6.7)
Retained earnings	711.8	568.3
Accumulated other comprehensive income	52.9	79.0
Total shareholders’ equity	1,633.6	1,527.6

Total liabilities and shareholders’ equity	$2,766.7	$2,694.0

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this press release reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  For example, the Company’s forward-looking statements, including its statements regarding PVP and present value of estimated installment premiums in force, could be affected by a significant reduction in the amount of reinsurance ceded by one or more of our principal ceding companies, rating agency action such as a ratings downgrade, difficulties with the execution of the Company’s business strategy, contract cancellations, developments in the world’s financial and capital markets, more severe or frequent losses associated with products affecting the adequacy of the Company’s loss reserve, changes in regulation or tax laws, governmental actions, the Company’s dependence on customers, decreased demand or increased competition, loss of key personnel, the effects of mergers, acquisitions and divestitures, changes in accounting policies or practices, and changes in general economic conditions, as well as management’s response to these factors, and other risk factors identified in the Company’s filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Equity Investors and Media

Sabra Purtill, CFA

Managing Director, Investor Relations

212-408-6044

441-278-6665

spurtill@assuredguaranty.com

Christopher McNamee

Assistant Vice President, Investor Relations

212-261-5509

cmcnamee@assuredguaranty.com